EXHIBIT 10.35

LOAN AGREEMENT

This is the Loan Agreement (hereinafter referred to as the “Agreement”) entered into by the following parties:

The Lender (hereinafter, the “Lender”):

Dr. ALFREDO FEDERICO ROSENDO HOHAGEN FERNANDINI, identified with DNI number 06541702, domiciled at Ca. Lizardo Alzamora Oeste 245, Dpt 101B, district of San Isidro, province and department of Lima.

The Borrower (hereinafter, the “Borrower”):

ECGAS S.A.C., holder of RUC Number 20601445141, domiciled for the purposes of this contract at Calle Germán Schreiber Number 210, office 603, district of San Isidro, province and department of Lima, registered in electronic entry number 13681941 of the Business Registry of Lima, represented by its General Manager, Mr. Carlos Kiyan Oyama, identified with National Identity Card Number 08215454, according to the powers established in the aforementioned electronic record.

With the participation of (hereinafter the “Joint Guarantors”):

Mr. JORGE ENRIQUE AREVALO GARCIA, identified with Passport from the Republic of Colombia Number AR941282, domiciled for the effects of this contract at Calle German Schreiber Number 210, office 603, district of San Isidro, Province and Department of Lima.

Mr. CARLOS KIYAN OYAMA, identified with National Identity Card Number 08215454, married to Mrs. MARIA ELIZABETH MIYASHIRO MIYASHIRO, identified with National Identity Card Number 08215453, domiciled at Los Vinedos Street Number 185, District of La Melina, Province and Department of Lima.

The Lender and Borrower shall be jointly referred to as the “Parties”.

The Contract is entered into under the terms and conditions provided in the following clauses: FIRST: BACKGROUND

1.1 The Borrower has requested from Lender, who has accepted, to extend a loan in the amount of US$ 600,000.00 (Six hundred thousand and 00/100 United States Dollars), which will be used for investment in various businesses for fulfillment of the Borrower’s corporate purpose.

1.2 The Parties enter into this Loan Agreement for their mutual convenience.

SECOND: OBJECT

In light of the considerations provided in the first preceding clause, by means of the present Contract the Lender commits to extend as a loan, a sum of US$ 600,000.00 (Six Hundred Thousand and 00/100 United States Dollars) in favor of the Borrower (hereinafter the “Loan”).

THIRD: DISBURSEMENT

The Parties agree that the Lender shall disburse the Loan by means of a bank transfer according to the express instructions of the Borrower to the foreign currency current account number 3653001270038, at INTERBANK CCI 00336500300300127003848, held by the Borrower, as detailed in the schedule, ANNEX 1, which signed by the Parties is a part of this Contract. FOURTH: INTEREST

The Parties agree that the Loan subject of this Contract shall be subject to payment of compensatory interest at an effective annual rate of 15%.

The delay in payment of the installments provided in the Repayment Schedule, obliges the Borrower to recognize and pay to the Lender, automatically and without prior notice, in addition to the agreed compensatory interest, default interest at the highest rates allowed by the Central Reserve Bank of Peru and until the date of payment of the full amount owed, including the interest due.

FIFTH: PLACE, FORM AND TIME OF REPAYMENT

The Borrower undertakes to repay the total amount of the Loan, plus interest, within a term maturing in October 2022, at the rate of forty-eight (48) monthly installments, which amounts and maturities are set forth in the repayment schedule contained in Annex 1 which is a part of this Agreement (hereinafter, the “Repayment Schedule”), signed by the Parties (hereinafter, the “Repayment Schedule”).

By mutual agreement, it is established that the funds used to repay the Loan shall come in the first instance from the Income generated by the Borrower at its Plant located in Tacna, Peru. In case such income is not sufficient to cover the payment of the Loan, this shall not be a reason to stop complying with the Repayment Schedule, and the repayments shall be covered by other sources of income generated or earned.

SIXTH: PREPAYMENT

By mutual agreement, it is hereby established that the Borrower may prepay the Loan, totally or partially, without any penalty, as of the due date of the twenty-fifth (25th) installment of the Repayment Schedule, having to pay the interest accrued as of the prepayment date.

SEVENTH: ASSIGNMENT OF CONTRACTUAL POSITION

7.1. The Lender may assign, partially or totally its position under the terms of this contract. In order for such assignment to become effective, it shall only be necessary for the Borrower to be informed of such decision by means of a notarized letter.

7.2. The Borrower expressly declares his agreement with assignments, partial or total, of contractual position that the Lender is allowed to do for which he expressly confers his irrevocable authorization, as required by article 1435 of the Civil Code.

7.3. The Borrower may not assign its contractual position, nor the rights or obligations it assumes under this contract, without the express and prior authorization of the Lender by means of a written document of a date certain.

EIGHTH: TERMINATION OF THE CONTRACT

The Parties agree that the Lender may terminate this Contract and demand payment of the balance of the Loan and Interest owed by the Borrower on the date on which the termination takes effect, in the event of any of the following happens: (i) default of two (2) installments provided in the Repayment Schedule continuously or alternately; (ii) default of one (1) installment provided in the Repayment Schedule for more than two (2) months; or (iii) default of the last installment of the aforementioned schedule.

The termination shall be binding, immediate and will not require prior judicial declaration in accordance with the provisions of Article 1430 of the Civil Code.

NINTH: EXPENSES AND COSTS

Each of the Parties shall assume the expenses and costs incurred, or to be incurred, at the time of the negotiation, completion and execution of this Contract.

TENTH: DOMICILE, JURISDICTION AND APPLICABLE LAW

10.1. The Parties declare as their domiciles those indicated in the introduction of this document, where any and all notices or notifications between the parties shall be delivered.

Any change of address must be previously communicated in writing and with proof of receipt otherwise, it shall have no effect or validity whatsoever.

10.2. The Parties expressly waive the jurisdiction of their domiciles and submit to the jurisdiction of the Judges and Courts of the Judicial District of Lima Cercado.

10.3. The Contract is governed by the applicable rules and regulations of the Republic of Peru.

ELEVENTH: JOINT AND SEVERAL GUARANTORS

By means of this clause and in accordance with article 1872 of the Civil Code, the Guarantors hereby grant a joint and several, unconditional, irrevocable, automatic performance bond in favor of the Lender in order to ensure compliance with all obligations assumed by the Borrower under this Contract, including compensatory and default interest, administrative, notarial and judicial expenses.

This joint and several guarantee in favor of the Lender shall remain in force until all the obligations of the Borrower under this contract are paid in full.

The Joint and Several Guarantors expressly declare that they waive the benefit granted by articles 1879, 1899 and 1901 of the Civil Code and accept heretofore the extensions and renewals that may be granted by the Lender to the Borrower, without the need for communication or signatures pf parties.

REPAYMENT SCHEDULE

APPENDIX 1

AMOUNT US$ 600,000.00

ANNUAL EFFECTIVE RATE: 15%

MONTHLY RATE: 1.1715%

	Date	Disbursement	Interest	Amortization	Final Payment	Balance
0	Oct 22,18	600,000.00				600,000.00
1	Nov 22,18		7,029.00		7,029.00	600,000.00
2	Dec 22,18		7,029.00		7,029.00	600,000.00
3	Jan 22, 19		7,029.00		7,029.00	600,000.00
4	Jan 22,19		7,029.00		7,029.00	600,000.00
5	Mar 22,19		7,029.00		7,029.00	600,000.00
6	Apr 22,19		7,029.00		7,029.00	600,000.00
7	May 22,19		7,029.00		7,029.00	600,000.00
8	Jun 22,19		7,029.00		7,029.00	600,000.00
9	Jul 22,19		7,029.00		7,029.00	600,000.00
10	Aug 22,19		7,029.00		7,029.00	600,000.00
11	Sep 22, 19		7,029.00		7,029.00	600,000.00
12	Oct 22,19		7,029.00	150,000.00	157,029.00	450,000.00
13	Nov 22, 19		5,271.75		5,271.75	450,000.00
14	Dec 22,19		5,271.75		5,271.75	450,000.00
15	Jan 22, 20		5,271.75		5,271.75	450,000.00
16	Feb 22, 20		5,271.75		5,271.75	450,000.00
17	Mar 22, 20		5,271.75		5,271.75	450,000.00
18	Apr 22, 20		5,271.75		5,271.75	450,000.00
19	May 22, 20		5,271.75		5,271.75	450,000.00
20	Jun 22, 20		5,271.75		5,271.75	450,000.00
21	Jul 22, 20		5,271.75		5,271.75	450,000.00
22	Aug 22, 20		5,271.75		5,271.75	450,000.00
23	Sep 22, 20		5,271.75		5,271.75	450,000.00
24	Oct 22, 20		5,271.75	150,000.00	155,271.75	300,000.00
25	Nov 22, 20		3,514.50		3,514.50	300,000.00
26	Dec 22, 20		3,514.50		3,514.50	300,000.00
27	Jan 22, 21		3,514.50		3,514.50	300,000.00
28	Feb 22, 21		3,514.50		3,514.50	300,000.00
29	Mar 22, 21		3,514.50		3,514.50	300,000.00
30	Apr 22, 21		3,514.50		3,514.50	300,000.00
31	May 22, 21		3,514.50		3,514.50	300,000.00
32	Jun 22, 21		3,514.50		3,514.50	300,000.00
33	Jul 22, 21		3,514.50		3,514.50	300,000.00
34	Aug 22, 21		3,514.50		3,514.50	300,000.00

	Date	Disbursement	Interest	Amortization	Final Payment	Balance
35	Sept 22, 21		3,514.50		3,514.50	300,000.00
36	Oct 22, 21		3,514.50	150,000.00	153,514.50	150,000.00
37	Nov 22, 21		1,757.25		1,757.25	150,000.00
38	Dec 22, 21		1,757.25		1,757.25	150,000.00
39	Jan 22, 22		1,757.25		1,757.25	150,000.00
40	Feb 22, 22		1,757.25		1,757.25	150,000.00
41	Mar 22, 22		1,757.25		1,757.25	150,000.00
42	Apr 22, 22		1,757.25		1,757.25	150,000.00
43	May 22, 22		1,757.25		1,757.25	150,000.00
44	Jun 22, 22		1,757.25		1,757.25	150,000.00
45	Jul 22, 22		1,757.25		1,757.25	150,000.00
46	Aug 22, 22		1,757.25		1,757.25	150,000.00
47	Sept 22, 22		1,757.25		1,757.25	150,000.00
48	Oct 22, 22		1,757.25	150,000.00	151,757.25
		600,000.00	203,841.00	600,000.00	803,841.00

Signed in the city of Lima, on October 16, 2018, in four (4) counterparts, which are identical and have equal value.

/s/ Carlos Kiyan Oyama	/s/ Alfredo F. Hohagen Fernandini
ECGAS S.A.C.	Alfredo F. Hohagen Fernandini

Carlos Kiyan Oyama

/s/ Carlos Kiyan Oyama	/s/ Jorge Enrique Arevalo Garcia
Carlos Kiyan Oyama	Jorge Enrique Arevalo Garcia

/s/ Maria Miyashiro Miyashiro
Maria Miyashiro Miyashiro